EXHIBIT 10.1

June 23, 2003



RiceX Company
1241 Hawk's Flight Court
Suite 103
El Dorado Hills, California  95762
Attention:

Ladies and Gentlemen:

Re: Overseas Private Investment Corporation ("OPIC") Commitment to Provide a Credit Facility to RiceX Central America (the "COMPANY")

Ladies and Gentlemen:

         This letter (this "LETTER") and the Summary of Terms and Conditions (the "TERM SHEET"), attached hereto as Annex A (this Letter, together with the Term Sheet, the "COMMITMENT LETTER"), constitute and set forth the terms and conditions of OPIC's commitment to provide a loan facility in the aggregate principal amount of up to US$6,000,000, pursuant to Section 234(c) of the Foreign Assistance Act of 1961, as amended, to RiceX Central America, an entity to be formed as a wholly-owned subsidiary of RiceX Company (the "CREDIT FACILITY"). OPIC is willing to provide the Credit Facility on the terms and conditions set forth in this Commitment Letter. By signing this Commitment Letter, RiceX Company (the "SPONSOR") (i) confirms its intention to form the Company as a wholly-owned subsidiary of the Sponsor, (ii) confirms its intention to cause the Company to borrow a loan or loans (the "LOAN") under the Credit Facility on the terms and conditions set forth herein, and (iii) acknowledges and agrees to its obligations hereunder.

         The Sponsor represents and warrants to OPIC, as to itself and as to the Company, where appropriate, that:

         (a) the execution and delivery of this Commitment Letter has been duly authorized by the Sponsor, and this Commitment Letter constitutes a valid, legal, and binding obligation of such party;

         (b) all of the information, data, representations, or other materials that have been or will be made available to OPIC by the Company, the Sponsor, or their respective representatives is, or will be at the time such information is made available, complete and correct in all material respects and does not, or will not at the time such information is made available, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made; and










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         (c) the Sponsor, and its officers,  directors,  employees,  and agents,
(i) have complied with the Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-213, ss.ss.101-104), as amended, and all other laws, regulations, orders, decrees, or directives having the force of law and relating to bribery, kick-backs, or similar business practices (collectively, the "CORRUPT PRACTICES LAWS") in obtaining any consents, licenses, approvals, authorizations, rights, or privileges in respect of the Project; (ii) have the internal management and accounting practices and controls adequate to ensure compliance with applicable Corrupt Practices Laws; and (iii) are otherwise conducting their respective businesses in compliance with all applicable Corrupt Practices Laws.

         The Sponsor covenants and agrees for so long as this Commitment Letter is in effect, to comply with all applicable Corrupt Practices Laws and to maintain internal management and accounting practices and controls adequate to ensure compliance with applicable Corrupt Practices Laws

         The Sponsor and the Company shall, jointly and severally, pay when due the Facility Fee (as defined in the Term Sheet) that becomes due and payable on or prior to the date of execution of a definitive loan agreement between OPIC and the Company setting forth the terms and conditions of the Credit Facility (the "LOAN AGREEMENT").

         Each of the Sponsor and the Company shall, jointly and severally, pay or, at OPIC's discretion, reimburse OPIC or such persons as OPIC may direct on demand by OPIC for all expenses (including fees and expenses for outside legal counsel and consultants) incurred by OPIC in connection with the issuance of this Commitment Letter and the negotiation and preparation of the Loan Agreement and the documents, instruments, and approvals required to be delivered thereunder, and for all other reasonable out of pocket expenses incurred by OPIC, as well as any costs of collecting any amount due under this Commitment Letter.

         The Company shall at all times indemnify and hold harmless (the "INDEMNITY"), OPIC and its directors, officers, controlling persons, employees, advisors, agents, and servants (each, an "INDEMNIFIED PERSON") from and against and reimburse such Indemnified Persons for (i) any and all losses, claims, damages, liabilities, penalties, costs and expenses of any kind or nature whatsoever in any way relating to or arising out of or in connection with this Commitment Letter to which an Indemnified Person may become subject (each, a "LOSS"); and (ii) any and all claims, litigation, investigations, or proceedings relating to any Loss regardless of whether any Indemnified Person is a party thereto, and any and all costs and expenses incurred by an Indemnified Person in defending, analyzing, settling, or resolving a Loss (the "COSTS OF DEFENSE"). The Indemnity shall not apply to the extent that a court or arbitral tribunal of competent jurisdiction renders a final determination that a Loss or a Cost of Defense resulted from (i) the gross negligence or willful misconduct of an Indemnified Person, or (ii) OPIC's failure to perform any act required of it under this Commitment Letter. The foregoing indemnity is independent of and in addition to any other rights of any Indemnified Person in connection with any Loss or Costs of Defense hereunder, under any other agreement, or at law. OPIC and each other Indemnified Person shall have the right to control its, his, or her defense; provided, however, that (a) outside (i.e., non-government) counsel selected by OPIC and each other Indemnified Person shall be reasonably acceptable to the Company, and (b) each Indemnified





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Person  shall (i) notify the  Company in writing as soon as  practicable  of any
Loss or Cost of Defense, and (ii) keep the Company reasonably informed of material developments with respect thereto.

         The Sponsor shall indemnify and hold harmless (collectively, the "Sponsor Indemnity"), at all times, each Indemnified Person for any Loss and any Costs of Defense that arise from or in relation to (a) any impact on the environment caused by or otherwise related to the Project if any final judgment or arbitral award is entered against, or any settlement is entered into by the Sponsor in connection with such Loss, and in connection with such Loss any final judgment, or arbitral award is entered against, or settlement is entered into by, an Indemnified Person, whether in the same or different proceedings or settlement agreements, (b) fraud by the Company, the Sponsor, or an affiliate of either of them, or (c) any dispute between or among the Sponsor, its shareholders, or the Company.

         If for any reason the Loan Agreement is not executed and delivered on or before December 31, 2003, OPIC's obligations hereunder shall terminate. In addition, by written notice to the Company and the Sponsor, OPIC may, at any time, terminate its obligations hereunder and pursue any rights and remedies then available to OPIC upon the occurrence of any of the following: (a) a Sponsor or the Company fails or refuses to comply in a timely manner with any of the terms, provisions, or conditions of this Commitment Letter; (b) OPIC, in its sole judgment, determines that a material adverse change has occurred or is reasonably likely to occur in (i) business, operations, property, condition
(financial or otherwise) or prospects of the Company, the Sponsor, or the Project, (ii) the ability of the Company or any Sponsor to carry out the Project or to perform its respective obligations hereunder or under the Loan Agreement or under any other document executed in connection therewith, or (iii) the condition or value of any security; (c) any of the information, data, representations, or other materials submitted to OPIC by a Sponsor or the Company contains any inaccuracy, omission, or misrepresentation that is material to OPIC's decision to provide the Credit Facility on the terms set forth herein;
(d) it becomes unlawful for OPIC to make or maintain any commitment to extend credit or allocate funds for the Project due to the adoption of, change in, change in the interpretation of, or change in the effectiveness of, any applicable law after the date of this Commitment Letter; or (e) OPIC, in its sole judgment, is not satisfied with the results of its due diligence investigation. Upon any such termination (except pursuant to clause (d)), the Company or the Sponsor shall pay to OPIC on demand any fees, expenses, or other amounts then due hereunder.

         The representations and warranties, and the payment, reimbursement, and indemnification provisions contained herein shall survive the execution of the Loan Agreement and any modification, cancellation, termination, or expiration of this Commitment Letter or the Credit Facility.

         All payments due hereunder to OPIC shall be paid in U.S. dollars by wire transfer as follows:

                        U.S.  Treasury   Department
                        New  York,  NY
                        ABA  No. 0210-3000-4
                        TREAS  NYC/CTR/BNF=AC-71000001





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                        OBI=OPIC Loan Number 520-2003-468-DI.

         All payments shall be made without withholding or deduction of any tax, assessment, or other governmental charge (collectively, "TAX") unless required by law. If the Company or any Sponsor is required to deduct or withhold any Tax, it shall be obligated to pay to OPIC such additional amounts as are required to result in OPIC's receipt of a net amount, from the Company or such Sponsor after such deduction, withholding, or payment of the Tax, that is equal to the amount otherwise due to OPIC hereunder.

         The illegality or unenforceability of any provision of this Commitment Letter shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof. If, and to the extent that, the obligations of any party hereunder are unenforceable for any reason, such party shall make the maximum contribution to the payment and satisfaction thereof as is permissible under applicable law.

         Neither the Company nor the Sponsor may assign this Commitment Letter or any rights hereunder to any person or entity. This Commitment Letter is for the sole benefit of the Company, the Sponsor, and OPIC, and no other person (other than the Indemnified Persons) shall be a direct or indirect beneficiary of, be entitled to rely on, or have any direct or indirect cause of action or claim in connection with, this Commitment Letter.

         THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Any legal action or proceeding with respect to this Commitment Letter or any document related hereto may be brought in the courts of the District of Columbia, the State of New York, or the United States of America for the Southern District of New York, and, by execution and delivery of this Commitment Letter, each of the Sponsor and the Company accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Sponsors and the Company hereby accepts venue in each such court.

         EACH OF THE SPONSOR AND THE COMPANY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, OR RELATED TO, THIS COMMITMENT LETTER OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

         This Commitment Letter may be executed in separate counterparts, each of which shall be an original, and all of which taken together shall constitute one and the same agreement.














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         If this Commitment  Letter  correctly sets forth our agreement,  please indicate your acceptance of the terms hereof by signing and returning to OPIC an executed original counterpart of this Commitment Letter no later than July 15, 2003. Upon timely receipt of such signed counterpart (by facsimile with the original to follow by overnight courier) by OPIC, this Commitment Letter shall constitute an effective and legally binding agreement between us as of the date hereof.

                         Very truly yours,

                         OVERSEAS PRIVATE INVESTMENT CORPORATION

                         By: /s/ JAMES POLAN
                            -----------------------------
                         Name: James Polan
                         Title:


ACKNOWLEDGED AND AGREED TO as of the date of this Commitment Letter:

RICEX COMPANY

By: /s/ DANIEL L. MCPEAK, SR.
   ----------------------------------
Name:  Daniel McPeak, Sr.
Title: CEO/COB

                                    ANNEX A*

*TERMS AND CONDITIONS GIVEN CONFIDENTIAL TREATMENT.